UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015 (December 10, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of ACRE Realty Investors Inc. (the “Company”) held on December 10, 2015 (the “Annual Meeting”), the shareholders voted on the following matters: (i) the re-election of two nominated directors, Robert G. Koen and Kyle A. Permut, to serve for a term expiring at the 2018 annual meeting of shareholders and until a successor shall be elected and shall qualify and (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. As of October 30, 2015, the record date for the Annual Meeting, there were 20,068,192 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal 1 — Election of Directors. The following nominees were re-elected to our Board to serve for a term expiring at the 2018 annual meeting of shareholders and until a successor shall be elected and shall qualify: Robert G. Koen and Kyle A. Permut.

Nominee for Director	For	Withheld	Broker Non-Votes
Robert G. Koen	14,645,262	364,975	3,651,423
Kyle A. Permut	14,645,162	365,075	3,651,423

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
18,652,595	120	8,945	*

*	No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: December 11, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary